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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Varian, Inc. Omnibus Stock Plan of our reports dated October 31, 1998, on our audits of the combined financial statements and financial statement schedule of the Instruments Business of Varian Associates, Inc.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP


San Jose, California
March 31, 1999